SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                              FORM 8-K

                           CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                         December 17, 2013
                           Date of Report
                (Date of Earliest Event Reported)

                       QUESTRUST VENTURES INC.
          (Exact Name of Registrant as Specified in its Charter)

                   APPLE RUN ACQUISITION CORPORATION
        (Former Name of Registrant as Specified in its Charter)

Delaware                      000-55052                      46-3558621
(State or other        (Commission File Number)            (IRS Employer
jurisdiction                                        Identification No.)
of incorporation)
          PTY 11999-2250 NW 114th Avenue
                      Unit 1P
                  Miami, Florida
     (Address of Principal Executive Offices)

                215 Apolena Avenue
          Newport Beach, California 92662
  (Former Address of Principal Executive Offices)

                   310-894-9854
          (Registrant's Telephone Number)

ITEM 3.02 Unregistered Sales of Equity Securities

     On December 18, 2013, Questrust Ventures Inc. (formerly Apple Run Acquisition Corporation) (the "Registrant" or the "Company") issued 10,000,000 shares of its common stock pursuant to Section 4(2) of the Securities Act of 1933 at par representing 100% of the total outstanding 10,000,000 shares of common stock as follows:

               10,000,000          Alexander Naujoks

     With the issuance of the 10,000,000 shares of stock and the redemption of 20,000,000 shares of stock (discussed below), the Company effected a change in its control and the new majority shareholder(s) elected new management of the Company. The Company may develop its business plan by future acquisitions or mergers but no agreements have been reached regarding any acquisition or other business combination. The Company changed its name as part of the change in control. If the Company makes any acquisitions, mergers or other business combination, the Company will file a Form
8-K but until such time the Company remains a shell company.

ITEM 5.01     Changes in Control of Registrant

    On December 17, 2013, the following events occurred which resulted in a change of control of the Registrant:

    1. The Registrant redeemed all of the 20,000,000 outstanding shares of stock at a redemption price of $.0001 per share for an aggregate redemption price of $2,000.

    2.   The then current officers and directors resigned.

    3.   New officer(s) and director(s) were appointed and elected.

    The disclosure required by Item 5.01(a)(8) of Form 8-K was previously filed with the Securities and Exchange Commission on Form 10-12G filed on September 30, 2013, as amended, and supplemented by the information contained in this report.

    The Registrant is designed to pursue the opportunities to assist infrastructure development primarily in areas in the United States, Central and South America and other regions that are considered depressed or underdeveloped markets. The Registrant intends to focus on projects that are considered too large for local companies or governments or that may require expertise and experience not locally available. The Registrant believes these markets are underdeveloped but have an increasing population requiring long term assistance in the development of needed infrastructure such as modern medical facilities, low cost housing alternative energy sources and tourist community developments which projects are often highly favored by the local government and offered incentive business environments.

ITEM 5.02     Departure of Directors or Principal Officers;
              Election of Directors

    On December 17, 2013, James M. Cassidy resigned as the Registrant's president, secretary and director.

    On December 17, 2013, James McKillop resigned as the Registrant's vice president and director.

    On December 17, 2013, Alexander Naujoks was named the director of the Registrant:

    On December 17, 2013, the Alexander Naujoks was appointed to the serve as Chief Executive Officer of the Registrant.

    Alexander Naujoks serves as the director and Chief Executive Officer of the Registrant. Mr. Naujoks is the founder of Questrust Ventures Inc. Mr. Naujoks has more than 20 years experience in domestic and international finance markets and has considerable experience in international banking, corporate financing, structure and development. Mr. Naujoks has assisted the "going public" process of several companies such as Aims Biotech --the first reliable AIDS testing developer (VSE, NASDAQ), IAS Communications (IASCA, OTCBB), In-House Video (VSE), Fuji-Electrocell (VSE), Geo-Tech Capital Corporation
(VSE), Ultraglow Cosmetics (VSE), Envipco Canada (VSE). He also orchestrated a successful reverse take over on National Petroleum, a TSX listed company.
For the past ten years, Mr. Naujoks has developed Iastra Broadcasting Corp which is now being deployed as an Online Live Broadcasting Network having the capability to broadcast live events and stream video content via a super-fast serving platform with four server farms co-located in the United States, Europe, Panama and Asia.

                    SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.


                                  QUESTRUST VENTURES INC.


Date: December 18, 2013           Alexander Naujoks
                                 Chief Executive Officer